Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Several Conferences in September

Clayton, MO, September 8, 2009 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at the Sidoti & Company, LLC West Coast Emerging Growth Institutional Investor Forum in San Francisco on September 11, 2009 at 7:55 AM Pacific Time; at the Credit Suisse Chemical and Ag Science Conference in New York City on September 15, 2009 at 2:30 PM Eastern Time; at the KeyBanc Capital Markets Basic Materials & Packaging Conference in Boston on September 16, 2009 at noon Eastern Time; and at the Banc of America – Merrill Lynch Smid Cap Conference in Boston on September 22, 2009 at 8:00 AM Eastern Time.   Olin’s management will be available for one-on-one sessions at each of the conferences on those dates indicated above.

Copies of the presentation slides for the conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2009-16